EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279898 on Form F-10, and to the use of our reports dated March 21, 2025, relating to the financial statements of MAG Silver Corp. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 40-F for the year ended December 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants

March 24, 2025

Vancouver, Canada